SECURITIES  AND  EXCHANGE  COMMISSION
                            WASHINGTON,  D.C.  20549

                            ------------------------

                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                      [X]
Filed by party other than the Registrant     [ ]

Check  the  appropriate  box:

[ ]     Preliminary  Proxy  Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]     Definitive  Proxy  Statement
[ ]     Definitive  Additional  Materials
[ ]     Soliciting  Material  Pursuant  to  ss. 240.14a-11(c) or ss. 240.14a-12
                             ------------------------

                          CONCURRENT COMPUTER CORPORATION
                (Name of Registrant as Specified In Its Charter)

                            ------------------------

Payment  of  Filing  Fee  (Check  the  appropriate  box):

[X]     No  fee  required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1     Title  of  each  class  of  securities  to which transaction applies:
                       -----------------------------------
     2     Aggregate  number  of  securities  to  which  transaction  applies:
                       -----------------------------------
     3 Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                       -----------------------------------
     4     Proposed  maximum  aggregate  value  of  transaction:
                       -----------------------------------
     5     Total  fee  paid:
                       -----------------------------------

[ ]      Fee  paid  previously  with  preliminary  materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1     Amount  Previously  Paid:

                       -----------------------------------
     2     Form, Schedule or Registration  Statement  No.:

                       -----------------------------------
     3     Filing  Party:

                       -----------------------------------
     4     Date  Filed:

                       -----------------------------------

                    [CONCURRENT COMPUTER CORPORATION LOGO]


                  NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS
                               AND PROXY STATEMENT



                                 RETURN OF PROXY

Please complete, sign, date and return the enclosed proxy promptly in the enclosed addressed envelope even if you plan to attend the meeting. Postage need not be affixed to the enclosed envelope if mailed in the United States. If you attend the meeting and vote in person, the proxy will not be used. The immediate return of your proxy will be of great assistance in preparing for the meeting and is therefore urgently requested.

                    [CONCURRENT COMPUTER CORPORATION LOGO]

Dear  Fellow  Stockholder:

     It's my pleasure to invite you to attend the Concurrent Computer Corporation 1998 Annual Meeting of Stockholders to be held at the Sheraton Suites, Fort Lauderdale, Florida, at 2:00 p.m., on Friday, October 30, 1998.

     Your vote is important. To be sure your shares are voted at the meeting, even if you plan to attend the meeting in person, please sign and return the enclosed proxy card today. This will not prevent you from voting your shares in person if you are able to attend. Your cooperation is appreciated since a majority of the outstanding Common Stock must be represented, either in person or by proxy, to constitute a quorum.

     If you plan to attend, please mark the enclosed proxy card in the designated space and return it today.

     We look forward to meeting with you and sharing our views on the progress of Concurrent Computer Corporation.


                                      E.  COURTNEY  SIEGEL
                                      Chairman,  President  and  Chief
                                      Executive  Officer


Fort  Lauderdale,  Florida
October  1,  1998

                    [CONCURRENT COMPUTER CORPORATION LOGO]


                  NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD FRIDAY, OCTOBER 30, 1998

     The 1998 Annual Meeting of Stockholders of Concurrent Computer Corporation will be held at the Sheraton Suites, 555 N.W. 62nd Street, Fort Lauderdale, Florida, at 2:00 p.m., on Friday, October 30, 1998. The Annual Meeting is being held to consider and act upon the following matters:

1.     To  elect  directors.

2. To ratify the selection by the Board of Directors of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending June 30, 1999.

3. To transact such other business as may properly come before the meeting or any adjournment of the meeting.

     The Board of Directors has established September 18, 1998 as the record date for the determination of stockholders entitled to vote at the Annual Meeting. Only holders of Common Stock of record at the close of business on that date will be entitled to vote. A list of stockholders as of the record date will be available for inspection by stockholders at the Company's headquarters, 2101 West Cypress Creek Road, Fort Lauderdale, Florida, during regular business hours in the ten-day period prior to the Annual Meeting and at the place of the Annual Meeting on the day of the meeting. The stock transfer books of the Company will remain open.

     All  stockholders  are  cordially  invited  to  attend  the  meeting.

                                      By  order  of  the  Board  of  Directors,


                                      KAREN  G.  FINK
                                      Vice  President,  General
                                      Counsel  and  Secretary

October  1,  1998

                         CONCURRENT COMPUTER CORPORATION
                          2101 WEST CYPRESS CREEK ROAD
                         FORT LAUDERDALE, FLORIDA 33309

                                 PROXY STATEMENT

     This proxy statement and the proxy card are first being sent to stockholders on or about October 1, 1998 and are furnished in connection with the solicitation of proxies to be voted at the 1998 Annual Meeting of Stockholders of Concurrent Computer Corporation (the "Company" or "Concurrent") to be held at the Sheraton Suites, Fort Lauderdale, Florida, at 2:00 p.m. on Friday, October 30, 1998.

SOLICITATION  OF  PROXIES

     The enclosed proxy is solicited by the Board of Directors of the Company and will be voted at the Annual Meeting and any adjournments thereof by the proxy holders (E. Courtney Siegel, Chairman, President and Chief Executive Officer; Daniel S. Dunleavy, Executive Vice President, Chief Operating Officer and Chief Financial Officer; and Karen G. Fink, Vice President, General Counsel and Secretary of the Company) (the "Proxy Holders"). All proxies will be voted in accordance with the instructions contained in the proxy, and if no choice is specified, the proxies will be voted in favor of the proposals set forth in the Notice of Annual Meeting (the "Notice"), including the nominees for directors. Any proxy may be revoked by a stockholder at any time before it is exercised by delivering to the Company a proxy bearing a later date or a written notice of revocation, or by voting in person at the meeting.

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's Directors, officers and employees, without additional remuneration, may solicit proxies by telephone and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their related out-of-pocket expenses.

VOTING  INFORMATION

     Only the holders of Common Stock of record at the close of business on September 18, 1998 are entitled to vote at the meeting. On that date 47,708,939 shares of Common Stock were outstanding, each of which entitles the holder to one vote on each matter properly to come before the meeting. The presence, in person or by proxy, of the holder of a majority of such outstanding shares will constitute a quorum at the meeting. Abstentions and "broker non-votes" will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. All matters, other than the election of directors, will be decided by the affirmative vote of a majority of the shares present or represented at the meeting and entitled to vote on that matter. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders and, consequently, have the same effect as a vote against a proposal, whereas broker non-votes are not counted in tabulations of the votes cast and, consequently, have no effect on determining whether a proposal has been approved. With regard to the election of directors, votes may be cast in favor or withheld. Assuming the presence of a quorum, the five nominees for Director receiving the highest number of votes cast by stockholders entitled to vote for the election of Directors shall be elected.

1999  STOCKHOLDER  PROPOSALS

     Proposals of stockholders for possible consideration at the 1999 Annual Meeting of Stockholders (expected to be held in October 1999) must be received by the Secretary of the Company at 2101 West Cypress Creek Road, Fort Lauderdale, Florida 33309 not later than June 3, 1999 to be considered for inclusion in the proxy statement for that meeting if appropriate for consideration under applicable securities laws. The proxy for the 1999 Annual Meeting of Stockholders may confer discretionary authority to the proxy holders for that meeting with respect to voting on any stockholder proposal received by the Secretary of the Company after August 17, 1999. The Company will consider responsible recommendations by stockholders of candidates to be nominated as directors of the Company. All such recommendations must be in writing and addressed to the Secretary of the Company. By accepting a stockholder recommendation for consideration, the Company does not undertake to adopt or take any other action concerning the recommendation or to give the proponent its reasons for any action or failure to act.



                              ELECTION OF DIRECTORS
                               (ITEM 1 OF NOTICE)

     The authorized number of Directors is presently fixed at five. All five Directors are nominees standing for reelection to the Board of Directors at the Annual Meeting and all have agreed to serve if elected. Directors will be elected to hold office until the 1999 Annual Meeting and until their successors have been elected and qualified. Unless a contrary direction is indicated on the proxy card, the Proxy Holders will vote the proxies received by them for the nominees or, in the event of a contingency not presently foreseen, for the election of such substitute nominee(s), if any, as the Board of Directors may propose. There are no other arrangements or understandings between any nominee and any other person pursuant to which he was or is to be selected as a Director or nominee. None of the nominees nor any of the incumbent Directors is related to any other nominee or Director or to any executive officer of the Company or any of its subsidiaries by blood, marriage or adoption.

     THE  BOARD  OF  DIRECTORS  RECOMMENDS  A  VOTE  "FOR"  THE  NOMINEES

     Information on each Director's principal occupation and business experience for at least the last five years and the name of other publicly held companies in which he serves as a director is set forth below.

     MICHAEL A. BRUNNER. Age 65 and a Director since November 1994. Mr. Brunner is the former President, AT&T Federal Systems from 1986-1992, a division of AT&T focused on federal communications and computer systems programs. He served in additional management, operating, sales, accounting and personnel positions with AT&T over a career spanning 37 years. Mr. Brunner serves as a director of Westell Technologies, Inc. and as a director and past Chairman of The Leonard Center for Excellence in Engineering at Pennsylvania State University.

     MORTON E. HANDEL. Age 63 and a Director since June 1991. Mr. Handel served as Chairman of the Board from November 1996 through October 1997. He is President of S&H Consulting, Ltd., a privately held investment and consulting company. He also is President and Chief Executive Officer of Ranger Industries, Inc., formerly Coleco Industries, Inc. From 1988 to 1990, he served as Chairman of the Board and Chief Executive Officer of Coleco Industries, Inc., a publicly held company and formerly a manufacturer of toys and games. Prior to that time, and from 1983, he served as Executive Vice President and, from 1974 to 1983, as Chief Financial Officer of Coleco. He is Vice Chairman, Board of Regents, University of Hartford and serves as a director of CompUSA Inc., a Dallas-based computer products retailer, Ithaca Industries Inc., a private-label manufacturer of mens and ladies underwear and hosiery, and ToyBiz Inc., a New York Stock Exchange-listed manufacturer of toys and games, as well as several not-for-profit entities.

     C. SHELTON JAMES. Age 58 and Director since July 1996. Mr. James served as Chief Executive Officer of Elcotel, Inc., a public company that manufactures telecommunications equipment, from May 1991 to December 1997. Mr. James is also President of Fundamental Management Corporation, an investment management firm specializing in active investment in small capitalization companies, where he served as Executive Vice President from 1990 to April 1993. Prior to 1990, Mr. James was Executive Vice President of Gould, Inc., a diversified electronics company, and President of Gould's Computer Systems Division. Mr. James is Chairman of the Board of Directors of Elcotel, Inc. and a Director of CyberGuard Corporation, CSPI, NAI Technologies, Inc., Fundamental Management Corporation, SK Technologies, Inc. and Group Long Distance Inc.

     RICHARD P. RIFENBURGH. Age 66 and a Director since June 1991. Mr. Rifenburgh is Chairman of the Board of Moval Management Corporation, a privately held company specializing in restoring companies in financial distress. He is, or in the past five years has been, a director of the following public companies: Tristar Corporation (formerly known as Ross Cosmetics Distribution Centers, Inc.) since June 1992 and Chairman since August 1992; Miniscribe Corporation (manufacturer of disc drives for personal computers), Chairman and CEO from 1989 to 1991; Library Bureau (manufacturer of library furniture) from 1976 to 1995; Aris Technologies Inc., an industry leader in proprietary digital audio watermarking systems and solutions; and CyberGuard Corporation since June 1996. His experience also includes three years as a General Partner of Hambrecht & Quist Venture Partners; one year as Chairman of the Board and CEO of GCA Corporation, a publicly held manufacturer of semiconductor manufacturing equipment; founding Mohawk Data Sciences Corporation, a publicly held manufacturer of computer equipment in 1964 and later serving as Chairman of the Board through 1974; and two years (1975 and 1976) as Chairman of the Board of the Communications and Computer Industry Association.

     E. COURTNEY SIEGEL. Age 48 and a Director since July 1996. He has been President and Chief Executive Officer of Concurrent since June 1996, and Chairman of the Board since October 1997. Mr. Siegel served as Chairman, President and Chief Executive Officer of Harris Computer Systems Corporation from October 1994 to June 1996. Prior to that time, and since 1990, Mr. Siegel served as a Vice President, General Manager of the Harris Computer Systems Division of Harris Corporation. Mr. Siegel's twenty year career in the computer technology field includes serving as Vice President of standoff weapons at Rockwell International Corporation, a producer of electronics, aerospace, automotive and graphics equipment, and as Vice President of Harris Government Support Systems Division's Orlando Operation.

CORPORATE  GOVERNANCE

     Concurrent is a corporation created and chartered under the laws of Delaware. It is governed by a Board of Directors and its Committees. As permitted under Delaware law and the Certificate of Incorporation and By-laws of the Company, the Board of Directors has established and delegated certain authority and responsibility to three standing committees: the Executive
Committee; the Audit Committee; and the Compensation Committee. The Board annually reviews the membership of and the authority and responsibility delegated to each Committee at the organizational meeting of Directors immediately following the Annual Meeting of Stockholders. Mr. Siegel is a non-voting ex officio member of all Committees of which he is not otherwise a member. From time to time as required, the Chairman of the Board has the authority from the Board of Directors to establish a nominating committee to recommend nominees to fill vacancies on the Board, newly created directorships, and expired terms of Directors.

     The current members of the Executive Committee are Messrs. Siegel (Chairman), Handel and Rifenburgh. The Committee has, to the extent legally permitted, the power and authority of the Board of Directors in periods between meetings of the full Board. No meetings of the Executive Committee were held during the Company's fiscal year ended June 30, 1998. All matters that could have been addressed by the Committee during the fiscal year were addressed by the full Board of Directors.

     The current members of the Audit Committee are Messrs. Rifenburgh (Chairman), Handel and James. The current principal responsibilities of the Committee are to review the Company's financial statements contained in filings with the Commission, matters relating to the examination of the Company by its independent auditors, accounting procedures and controls, and the use and security of the Company's liquid assets through the review of the Treasurer's function, and to recommend the appointment of independent accountants to the Board for its consideration and approval subject to ratification by the stockholders. The Audit Committee held three meetings during the fiscal year ended June 30, 1998.

     The current members of the Compensation Committee are Messrs. Brunner (Chairman) and Handel. The current principal responsibilities of the Committee are to make recommendations with respect to executive officer and senior management compensation and incentive compensation programs and, subject to limitations, to administer the Company's stock option plans, stock purchase plan and stock bonus plan, including the issuance of stock in connection with the Company's retirement savings plan and incentive bonus plans, and to review management development and succession programs. The Compensation Committee held two meetings during the fiscal year ended June 30, 1998.

     During the fiscal year ended June 30, 1998, there were six meetings of the Board of Directors and five meetings of the standing committees of the Board. All of the Directors attended more than 75% of the aggregate number of meetings of the Board and the Committees on which they served during their tenure.

DIRECTORS'  COMPENSATION

     Non-employee Directors receive a $15,000 annual retainer payable upon election as Director of the Company at the Annual Meeting of Stockholders (and a pro rata amount to any non-employee who becomes a Director of the Company thereafter, payable at the time of becoming a non-employee Director), and $2,000 per meeting (including supplemental meetings in person with management where the business to be conducted cannot be reasonably accomplished during any scheduled meeting times and is necessary in furtherance of the required duties of a Director) not to exceed $2,000 per day for attendance at Board, Committee and supplemental meetings regardless of the number of meetings attended on a given day, payable following such meetings. Non-employee Directors who serve as a chairman of a Committee of the Board of Directors receive $4,000 per annum, payable quarterly at the end of a quarter. For the period from July 1, 1997, through October 30, 1997, during which time Mr. Handel served as Chairman of the Board, he received additional compensation of $8,750.

     The Concurrent 1991 Restated Stock Option Plan currently provides that options may not be granted to non-employee Directors except that upon the initial election of a non-employee Director, such non-employee Director will automatically receive an option to purchase 20,000 shares of Concurrent Common Stock and on the date of each successive Annual Meeting of Concurrent Stockholders each non-employee Director will automatically receive an option to purchase 10,000 shares of Concurrent Common Stock. The options are fully vested non-statutory options and are priced at 100% of the fair market value of Concurrent Common Stock on the date of grant. In addition, each option terminates, to the extent not exercised prior thereto, upon the earlier to occur of (i) the tenth anniversary of the date of grant and (ii) three years following retirement from the Board of Directors.

EXECUTIVE  COMPENSATION

     The following table sets forth certain required summary compensation information for services to the Company for the fiscal years ended June 30, 1998, 1997 and 1996, for Mr. Siegel and the four most highly compensated executive officers for fiscal 1998.

                                       SUMMARY COMPENSATION TABLE

                                                                         LONG TERM
                                           ANNUAL COMPENSATION          COMPENSATION
                                        -------------------------       ------------
                                                                           AWARDS
                                                                         ----------
                                                                         SECURITIES
                                                                         UNDERLYING     ALL OTHER
NAME AND                         FISCAL      SALARY     BONUS     OTHER    OPTIONS    COMPENSATION
PRINCIPAL POSITION                YEAR        ($)      ($) (A)   ($) (B)   (#) (C)       ($) (D)
- -----------------------------  ----------  ----------  --------  -------  ----------  -------------

E.C. Siegel (e)                      1998     300,000   185,250        -      60,000          9,600
  Chairman, President and            1997     300,000   200,000        -     250,000         17,898
 Chief Executive Officer             1996       1,615         -        -   1,250,000              -

D.S. Dunleavy (f)
 Executive Vice President,           1998     186,000    76,000        -     130,000         11,159
 Chief Operating Officer and         1997     160,000    64,000        -      80,000          9,561
 Chief Financial Officer             1996         969         -        -     400,000              -

F.R. Lee (f)(g)                      1998     145,000    64,600        -      20,000          9,600
 Vice President, Production          1997     145,000    58,000        -      80,000         32,700
 Operations and Logistics            1996           -         -        -     400,000              -

R. T. Menzel (f)                     1998     139,200    64,600        -      20,000          9,740
 Vice President, Real-Time           1997     134,600    61,000        -      80,000          8,077
 Systems                             1996         888         -        -     400,000              -

M. N. Smith (f)                      1998     145,600    62,700        -      20,000          9,600
 Vice President, Video-On-           1997     145,600    65,520        -      80,000          8,701
 Demand                              1996         888         -        -     400,000              -

_________________
(a) No incentive compensation under the Company's Executive Bonus Plan for fiscal 1996 was earned or paid.
(b) None of the executive officers named in the Summary Compensation Table received personal benefits in excess of the lesser of $50,000 or 10% of total compensation for fiscal 1998, 1997 or 1996.
(c) For fiscal 1998, includes a special grant of stock options for 100,000 shares awarded to Mr. Dunleavy in consideration of his assumption of the additional position of Chief Operating Officer in October 1997. For fiscal 1997, consists of options issued to each named executive officer to replace a corresponding number of performance-based options granted in fiscal 1996 (which were cancelled in fiscal 1997).
(d) Represents the Company's matching contribution during the year to such person under the Company's Retirement Savings Plan, a defined contribution plan. For fiscal 1997, for Mr. Lee, also includes $24,167 paid in connection with relocation.
(e) Elected President and Chief Executive Officer on June 27, 1996. The compensation reported for fiscal 1996 reflects only the remaining two work-days of the year.
(f) Elected as an executive officer on June 27, 1996. The compensation reported for fiscal 1996 reflects only the remaining two work-days of the year.
(g)     Retired  from  the  Company  as  of  July  1,  1998.

OPTION  GRANTS

     The following table shows all grants of stock options to the executive officers named in the Summary Compensation Table during fiscal 1998. No stock appreciation rights were granted during fiscal 1998.

                                                 OPTION GRANTS IN LAST FISCAL YEAR

                              INDIVIDUAL GRANTS                                                          POTENTIAL REALIZABLE VALUE
               -----------------------------------------------                                                   AT ASSUMED ANNUAL
                                                PERCENT OF                                                     RATES OF STOCK PRICE
                                              TOTAL OPTIONS                                                 APPRECIATION FOR OPTION
                                               GRANTED TO             EXERCISE OR                                      TERM
                        OPTIONS                EMPLOYEES               BASE PRICE             EXPIRATION          ----------------
NAME                 GRANTED (#)(A)          IN FISCAL YEAR            ($/SHARE)                 DATE             5% ($)    10% ($)
- -------------  -------------------------  ---------------------  -----------------------  ----------------------  -------  -------
E.C. Siegel                       60,000                   9.5%                     1.36                 8/20/07   51,295  129,992

D.S. Dunleavy                     30,000                  20.6%                     1.36                 8/20/07   25,630   64,978
                                 100,000                                            2.13                12/17/07  133,140  338,170
F.R. Lee                          20,000                   3.2%                     1.36                 8/20/07   17,086   43,319
R.T. Menzel                       20,000                   3.2%                     1.36                 8/20/07   17,086   43,319
M.N. Smith                        20,000                   3.2%                     1.36                 8/20/07   17,086   43,319

__________________
(a) The term of each stock option is 10 years and each option is exercisable in installments of one-third over three years. The exercise price is the fair market value of a share of Common Stock on the date of grant.


OPTION  EXERCISES  IN  LAST  FISCAL  YEAR  AND  FISCAL  YEAR-END  OPTION  VALUES

     The following table provides information with respect to the number and value of unexercised options to purchase the Company's Common Stock held by the executive officers named in the Summary Compensation Table at June 30, 1998. None of the named executive officers exercised any options during fiscal 1998.

                        FISCAL YEAR-END OPTION VALUES

                                               VALUE OF UNEXERCISED
                  NUMBER OF UNEXERCISED      IN-THE-MONEY OPTIONS AT
               OPTIONS AT FISCAL YEAR-END      FISCAL YEAR-END (A)
               ---------------------------  ---------------------------
NAME           EXERCISABLE  UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- -------------  -----------  --------------  ------------  -------------
E.C. Siegel        666,666     643,334  $     1,119,999  $    1,080,801

D.S. Dunleavy      213,333     316,667          388,639         532,001

F.R. Lee           213,333     206,667          358,399         347,201

R.T. Menzel        213,333     206,667          358,399         347,201

M.N. Smith         213,333     206,667          358,399         347,201

(a) Based on the fair market value of the Company's Common Stock on June 30, 1998 ($3.78).

EXECUTIVE  EMPLOYMENT  AGREEMENTS

     The Company has entered into employment agreements with its executive officers. With the exception of the employment agreement with Mr. Siegel, these agreements contain generally the same terms and provide for a base salary to be reviewed for increase annually with such increases as shall be awarded at the discretion of the Board of Directors. The agreements also provide for an annual bonus opportunity in a target amount to be established by the Board of Directors at the recommendation of the Compensation Committee, the actual amounts to be paid depending upon the degree of achievement of various objectives reasonably consistent with the Company's business plan to be approved annually by the Board of Directors.

     Employment under the employment agreements with executive officers of the Company may be terminated by either the Company or the respective executive officer at any time. In the event the executive officer voluntarily resigns
(except as described below) or is terminated for cause, compensation under the employment agreement will end. In the event an agreement is terminated directly by the Company without cause or in certain circumstances constructively by the Company, the terminated employee will receive severance compensation for a one-year period, in an annualized amount equal to the respective employee's base salary then in effect plus an amount equal to the then most recent annual bonus paid or, if determined, payable, to such employee.

     Concurrent and Mr. Siegel entered into an employment agreement dated as of March 26, 1996 (the "Siegel Employment Agreement"), which became effective on June 27, 1996. The Siegel Employment Agreement provides for the employment of Mr. Siegel as President and Chief Executive Officer of Concurrent at an initial annual base salary of $300,000 subject to annual review by the Concurrent Board (or any committee delegated by the Concurrent Board to review executive compensation). Pursuant to the Siegel Employment Agreement, Mr. Siegel has been granted equity participation options to purchase 1,250,000 shares of Concurrent Common Stock. The Siegel Employment Agreement provides for Mr. Siegel to have an initial target bonus for the achievement of certain performance objectives established by the Concurrent Board, or a committee thereof, of 65% of his annual base salary, and subsequent target bonuses that may be increased by no more than an additional 50% of the initial target bonus.

     The Concurrent Board may terminate the Siegel Employment Agreement for "cause." The Siegel Employment Agreement defines "cause" as willful acts against Concurrent intended to enrich Mr. Siegel at the expense of Concurrent, the conviction of Mr. Siegel for a felony involving moral turpitude, willful and gross neglect by Mr. Siegel of his duties or the intentional failure of Mr. Siegel to observe policies of the Concurrent Board that have or will have a material adverse effect on Concurrent. If the Siegel Employment Agreement is terminated by Concurrent other than for "cause" or the death, disability or normal retirement of Mr. Siegel or by Mr. Siegel for "good reason," Mr. Siegel will receive severance pay of two times his annual base salary and two times his target bonus as in effect immediately prior to termination, and at least one-third of Mr. Siegel's stock options and stock appreciation rights, if any, will be exercisable at termination. If Mr. Siegel's employment with Concurrent is terminated within three years following a "change in control" by Concurrent other than for "cause" or the death, disability or normal retirement of Mr. Siegel or by Mr. Siegel for "good reason," Mr. Siegel will receive severance pay of three times his annual base salary and three times his target bonus as in effect immediately prior to termination, and all of Mr. Siegel's stock options and stock appreciation rights, if any, will become exercisable at termination. If Mr. Siegel's employment is terminated at any time by Concurrent for "cause" or by Mr. Siegel other than for "good reason," the Siegel Employment Agreement prohibits Mr. Siegel from engaging in any business competitive with the business of Concurrent for a one-year period following the effective date of termination. If Mr. Siegel's employment is terminated by Concurrent other than for "cause" or the death, disability or normal retirement of Mr. Siegel or by Mr. Siegel for "good reason," other than within three years of a "change in control," the Siegel Employment Agreement prohibits Mr. Siegel from engaging in any business competitive with the business of Concurrent for a two-year period following the effective date of termination.

COMPENSATION  COMMITTEE  REPORT  ON  EXECUTIVE  COMPENSATION

OVERVIEW  AND  PHILOSOPHY

     The Company's primary objective is to maximize stockholder value over time by developing and implementing a comprehensive business strategy. The Compensation Committee's primary objective is to review compensation programs, employee benefit plans, and personnel policies applicable to officers and other members of senior management of the Company to assure that they support the Company's objectives and are in the long-term interests of the stockholders. The Compensation Committee reviews performance of executive officers and recommends appropriate compensation, including cash and incentive compensation, and stock option grants for approval by the Board. The Compensation Committee's overall compensation philosophy is to provide rewards that (1) are linked to the achievement of Company and individual performance objectives, (2) align employee interests with the interests of its stockholders, (3) are sufficient to attract and retain needed, high-quality employees, and (4) provide a mix of cash and potential stock ownership tied to the immediate and long term business strategy. The Compensation Committee solicits and analyzes periodic reports from independent consultants retained by management regarding the appropriateness of compensation levels.

EXECUTIVE  OFFICER  COMPENSATION

     The Compensation Committee uses the following key principles in structuring, reviewing and revisiting compensation targets and packages of executive officers:

     EQUITY AT-RISK LINK of Company performance and individual rewards to instill ownership (stockholder) thinking. Recognition of individual contributions toward achievement of specific business objectives as well as overall Company results.

     COMPETITIVE POSITION of both base salary and total compensation with the high technology computer industry.

     MANAGEMENT DEVELOPMENT programs designed to successfully attract and retain individuals who can maximize the creation of stockholder value, and motivate employees to attain Company and individual performance objectives.

COMPONENTS  OF  EXECUTIVE  COMPENSATION

     The three components of executive compensation are (1) base salary, (2) annual incentive (bonus) awards and (3) equity participation.

     BASE SALARY. Base salary is determined based on competitive factors and individual and Company performance. It is targeted to be at approximately the average of the high technology computer industry for comparable positions of responsibility. Annual increases are intended to be consistent with individual and Company performance and competitive with industry trends.

     ANNUAL INCENTIVE (BONUS) AWARDS. At the beginning of each fiscal year, the Compensation Committee establishes Company performance objectives for the fiscal year and target bonus opportunities for each executive officer based on the achievement of Company performance objectives. The target bonus opportunity is a percentage of base salary initially established at the time the person became an executive officer, generally 30 to 50% for executive officers other than the chief executive officer and 65% for the chief executive officer. The target bonus opportunity is reviewed periodically for increase based on level of responsibility, potential contribution to the achievement of Company objectives and competitive practices. Under recent plans, the target bonus is earned based on the achievement of Company performance objectives set annually, for example, the achievement of a certain level of revenue and before tax income or profitability. Minimum thresholds of achievement are also established. Actual awards are determined at the end of the fiscal year based on achievement of the established Company. Based on corporate performance results against targeted objectives, $483,550 was paid to the six current executive officers of the Company for fiscal 1998.

     EQUITY PARTICIPATION. Equity participation is in the form of stock option grants with exercise prices equal to the fair market value of a share of Common Stock at the effective date of grant. The Committee supports aggregate executive officer equity participation in the range of 10% of outstanding equity and, accordingly, the Board has granted stock options to purchase an aggregate of 3,735,000 shares to the six current executive officers of the Company.

CHIEF  EXECUTIVE  OFFICER  COMPENSATION

     Mr. Siegel was elected to the position of President and Chief Executive Officer of the Company effective on June 27, 1996, and to the additional position of Chairman of the Board on October 30, 1997. His employment agreement with Concurrent provides for a base salary for fiscal 1998 of $300,000, and for a target bonus based upon achievement of certain performance objectives of 65% of his base salary. For fiscal 1998, the Company established higher performance objectives for purposes of its annual incentive plan than for its strategic plan. Because the Company's performance exceeded the strategic plan objectives, but did not meet the higher annual incentive plan objectives, the Compensation Committee approved payment to Mr. Siegel of $185,250, which is 95% of his target bonus.

CONCLUSION

     The Compensation Committee believes the executive compensation policies and programs serve the interest of the stockholders and the Company. The Compensation Committee also believes the base salary amounts, bonus awards and equity participation grants for executive officers have been linked to and are commensurate with Company performance and individual efforts in achieving the strategic goals of the Company.

COMPENSATION  COMMITTEE  FOR  FY'98

Michael  A.  Brunner,  Chairman
Morton  E.  Handel

PERFORMANCE  GRAPH

     The graph below compares the total returns (assuming reinvestment of dividends) of the Company's Common Stock, the NASDAQ Stock Market (U.S. companies), the NASDAQ Computer Manufacturers Index and a peer group of companies determined by the Company. As a result of consolidation in the real-time computer industry, the Company does not believe that the peer group index will continue to provide an adequate basis for comparison of the total returns of the Company's Common Stock on an on-going basis. Accordingly, the Company, commencing this year, is presenting the NASDAQ Computer Manufacturers Index. The graph assumes $100 invested on June 30, 1993 in Concurrent Common Stock and each of the indices.

                       COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS
                                     PERFORMANCE GRAPH FOR
                                CONCURRENT COMPUTER CORPORATION

Fiscal year ended                    6/30/93   6/30/94   6/30/95   6/28/96   6/30/97   6/30/98
- ----------------------------------  --------  --------  --------  --------  --------  --------
Concurrent Computer Corporation     $ 100.00  $  48.39  $  64.52  $  51.61  $  46.77  $  97.57
Nasdaq Stock Market (US Companies)  $ 100.00  $ 100.96  $ 134.77  $ 173.03  $ 210.38  $ 277.69
Self-Determined Peer Group          $ 100.00  $  73.82  $ 127.01  $ 108.56  $ 101.41  $  75.98
Nasdaq Computer Manufacturers       $ 100.00  $  81.93  $ 146.74  $ 208.94  $ 262.98  $ 428.05
- ----------------------------------  --------  --------  --------  --------  --------  --------

COMPANIES IN THE SELF-DETERMINED PEER GROUP
     DATA GENERAL                 SEQUENT COMPUTER SYSTEMS INC.
     ENCORE COMPUTER  CORP.       STRATUS COMPUTER INC.
     SILICON GRAPHICS  INC.

NOTES:
A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D.     The  index  level  for  all  series  was set to $100.00 on June 30, 1993.
E. Digital Equipment Corporation and Tandem Computers Incorporated, each of which was included in the self-determined peer group in prior years, have been omitted from the self-determined peer group because such companies were acquired by Compaq Computer Corporation.

SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT

     The following table sets forth, to the knowledge of the Company, the beneficial owners of more than 5% of the Company's securities as of September 18, 1998.

                                                   PERCENTAGE OF
NAME AND ADDRESS                      NUMBER OF    COMMON STOCK
OF BENEFICIAL OWNER                 SHARES OWNED    OUTSTANDING
- ----------------------------------  -------------  -------------
Astoria Capital Partners, L.P. (a)      2,740,500           5.7%
 735 Second Avenue                       common
San Francisco, California  94118

White Rock Capital (b)                  2,756,500           5.8%
3131 Turtle Creek Blvd.                  common
Suite 800
Dallas, Texas 75219

(a) The information reported is based on Schedule 13D filed by Astoria Capital Partners, L.P. with the Securities and Exchange Commission on July 11, 1997 and is as of July 10, 1997. Astoria Capital Partners, L.P., an investment limited partnership, reported that it exercises sole voting power and sole dispositive power with respect to all 2,740,500 shares.

(b) The information reported is based on Schedule 13G filed collectively on behalf of each of the below-named persons with the Securities and Exchange Commission on March 27, 1998 and is as of March 20, 1998. Each of the below-named persons reported that it exercises voting power and dispositive power as indicated opposite its name:

                                                        SOLE         SHARED           SOLE              SHARED
REPORTING PERSON          TYPE OF REPORTING PERSON  VOTING POWER  VOTING POWER  DISPOSITIVE POWER  DISPOSITIVE POWER
- ------------------------  ------------------------  ------------  ------------  -----------------  -----------------
White Rock Capital
Partners, L.P.            Limited Partnership            280,000             0            280,000                  0

White Rock Capital
Management, L.P.          Limited Partnership             39,000     2,707,500             39,000          2,707,500

White Rock Capital, Inc.  Corporation                          0     2,746,500                  0          2,746,500

Thomas U. Barton          Individual                           0     2,746,500                  0          2,746,500

Joseph U. Barton          Individual                      10,000     2,746,500             10,000          2,746,500

     The following table sets forth for each Director, and each of the persons named in the Summary Compensation Table, the number of shares and percentage of Common Stock of the Company which he reported as beneficially owned by him as of August 29, 1998, including the number of shares of Common Stock he has the right to purchase during the 60 days thereafter (through October 28, 1998) upon the exercise of existing stock options. Except as otherwise noted, the named individuals have sole voting and investment power with respect to such shares.

                                     COMMON STOCK       PERCENTAGE OF
                                  BENEFICIALLY OWNED     COMMON STOCK
NAME                            DIRECTLY OR INDIRECTLY   OUTSTANDING
- ------------------------------  ----------------------  --------------
Michael A. Brunner (a)                          36,000              *
Daniel S. Dunleavy (b)                         231,282              *
Morton E. Handel (c)                            46,000              *
C. Shelton James (d)                            48,000              *
Fred R. Lee (b)                                225,455              *
Robert T. Menzel (b)                           226,405              *
Richard P. Rifenburgh (c)                       46,000              *
E. Courtney Siegel (b)                         732,575            1.5%
Michael N. Smith (b)                           231,906              *
Directors, named executive
officers, and other current
executive officers as a group
(11 persons) (e)                             2,303,706            4.8%

(a)    Represents  currently  exercisable  stock  options.
(b) Includes: (i) currently exercisable stock options to purchase shares as follows:
       Mr. Dunleavy - 218,333; Mr. Lee - 220,000; Mr. Menzel - 220,000;
       Mr. Siegel-  686,666;  and  Mr.  Smith  -  220,000;
       and (ii) shares held in the Company's Retirement Savings Plan as follows:
       Mr.  Dunleavy  - 7,949; Mr. Lee - 5,455; Mr. Menzel - 6,405;
       Mr. Siegel - 7,209; and  Mr.  Smith  -  6,906.
(c)    Includes  currently exercisable stock options to purchase 36,000 shares.
(d) Includes currently exercisable stock options to purchase 33,000 shares. Excludes 612,900 shares held by various limited partnerships of Which Fundamental Management Corporation is the General Partner, as to which Mr. James disclaims beneficial ownership.
(e) Includes 2,145,999 shares available for purchase under stock options granted under the Company's 1991 Restated Stock Option Plan which are exercisable within 60 days of August 29, 1998.

     *  Less  than  1%  of  the  Company's  outstanding  Common  Stock.

SECTION  16(A)  BENEFICIAL  OWNERSHIP  REPORTING  COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities ("ten percent stockholders"), to file reports of ownership of the Company's securities and changes in such ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and ten percent stockholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely upon its review of copies of such filings received by it and written representations from certain reporting persons that either a Form 5 was filed by such persons or that no Form 5 was required for those persons, the Company believes that during its fiscal year ended June 30, 1998 all filing requirements applicable to its officers, directors and ten percent stockholders were satisfied.

                            RATIFICATION OF AUDITORS
                               (ITEM 2 OF NOTICE)

     Upon the recommendation of the Audit Committee, the Board of Directors has selected the firm of KPMG Peat Marwick LLP, independent public accountants, as auditors of the Company for the fiscal year ending June 30, 1999 and is submitting the selection to stockholders for ratification.

     Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting of Stockholders. They will have an opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

     THE  BOARD  OF  DIRECTORS  RECOMMENDS  A  VOTE  "FOR"  THIS  PROPOSAL.


                                  OTHER MATTERS
                               (ITEM 3 OF NOTICE)

     The Board of Directors had not received notice by August 17, 1998, and does not know, of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the Proxy Holders to vote, or otherwise to act, in accordance with their judgment on such matters.



October  1,  1998

                         CONCURRENT COMPUTER CORPORATION
                    PROXY SOLICITED BY BOARD OF DIRECTORS FOR
                         ANNUAL MEETING OCTOBER 30, 1998

     The undersigned stockholder hereby appoints E. Courtney Siegel, Daniel S. Dunleavy and Karen G. Fink, or any of them, attorneys and proxies for the undersigned with power of substitution in each to act for and to vote, as designated on the reverse, with the same force and effect as the undersigned, all shares of Concurrent Computer Corporation Common Stock standing in the name of the undersigned at the Annual Meeting of Stockholders to be held at Sheraton Suites, 555 N.W. 62nd Street, Fort Lauderdale, Florida, at 2:00 p.m. on October 30, 1998 and at any adjournments thereof.

     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. If NO DIRECTION IS GIVEN, THIS PROXY WILL GRANT AUTHORITY TO THE PROXY HOLDERS TO VOTE ON BEHALF OF THE UNDERSIGNED STOCKHOLDER AND WILL BE VOTED "FOR" THE NOMINEES FOR DIRECTOR AND "FOR" THE OTHER PROPOSAL.

     IN THEIR DISCRETION, THE PROXY HOLDERS ARE AUTHORIZED TO VOTE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE PROXY HOLDERS' BEST JUDGMENT AS TO ANY OTHER MATTER.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                        Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                         CONCURRENT COMPUTER CORPORATION

                                October 30, 1998

                 Please Detach and Mail in the Envelope Provided


A   /X/   Please mark your
          votes as indicated
          in this example

                                                                                                           FOR  AGAINST  ABSTAIN
1. Election  of  FOR          WITHHELD Nominees: Brunner    2. Ratify KPMG Peat Marwick LLP as indepen-    / /    / /       / /
   Directors     / /            / /              Handel        dent auditors for fiscal year 1999.
For all nominees except as noted below           James
                                                 Rifenburgh                                    MARK HERE   / / MARK HERE IF / /
                                                 Siegel                                        FOR ADDRESS     YOU PLAN TO
   ------------------------------------                                                        CHANGE AND      ATTEND THE
                                                                                              NOTE AT LEFT       MEETING


Signature                              Date                 Signature                                   Date
          ---------------------------       --------------            --------------------------------       ------------------
IMPORTANT: Please  mark,  date  and sign exactly as your name appears hereon. Joint owners should each sign. If the signer is a corporation, please sign in full corporate name by duly authorized officer. Executors, administrators, trustees etc.
           should  give  full  title  as  such.